Exhibit 99.23

Entity 22

Auditor’s Report

Shenzhen Unique Logistics International Limited

RSMZZ[2023]N0.2000001

RSM CHINA CPA LLP

SHANGHAI CHINA

1

Review Report

RSMZZ[2023]No.2000001

To the Board of Directors of Shenzhen Unique Logistics International Limited

We have reviewed the financial statements of Shenzhen Unique Logistics International Limited (hereafter referred to as “the Company”), which comprises the statement of financial position as at 31 October, 2022, the statement of profit or loss and other comprehensive income, the statement of cash flows, the statement of changes in owner’s equity, and the notes to the financial statements for the ten months ended October 31, 2022.

The preparation of these financial statements is the responsibility of the Company’s management, and our responsibility is to issue a review report on these financial statements based on the implementation of the review work.

We performed the review in accordance with the “Chinese Certified Public Accountant Review Standards No. 2101—Financial Statement Review”. The standard requires us to plan and implement review work to obtain limited assurance on whether there are no material misstatements in the financial statements. The review is mainly limited to inquiring the relevant personnel of the company and the implementation of analysis procedures on the financial data, and the degree of assurance provided is lower than that of the audit. We have not conducted an audit and therefore do not issue an audit opinion.

According to our review, we have not noticed anything that leads us to believe that the financial statements were not prepared in accordance with the accounting standards for business enterprises and failed to fairly reflect the company’s financial status as at October 31, 2022, operating results and cash flow for the ten months ended October 31, 2022 in all material aspects.

/s/ RSM China CPA LLP,

Shanghai, the People Republic of China

February 3, 2023

2

Statement of Financial Position

October 31, 2022

Prepared by: Shenzhen Unique Logistics International Limited	Currency: U.S. Dollar

Assets	Note	October 31, 2022	December 31, 2021	Liabilities and owners[1] equity	Note	October 31, 2022	December 31, 2021
Current assets:				Current liabilities
Cash and rash equivalents	5.1	1 ,862,218.04	3,901,145.95	Short-term borrowings
Financial assets held-for-loading				Financial liabilities held-for-trading
Derivative financial assets				Derivative financial liabilities
Notes receivable				Notes payable
Accounts receivable	5.2	6,611,998.66	13,661,445.36	Accounts payable	5.11	3,564,648.46	10,541,902.29
Accounts receivable financing				Advances from customers	5.12	364,352.27	1,228,644.81
Advances to suppliers	5.3	5,219.77	7,151.81	Contract liabilities
Other receivables	5.4	1,448,504.49	808,483.00	Employee benefits payable	5.13	176,044.95	293,089.00
Including: Interests receivable				Taxes payable	5.14	9,477.77	221,742.20
Dividend receivable				Other payables	5-15	787,192.43	1,102,753.02
Inventories				Including: Interests payables		-	-
Contract assets				Dividend payables		-	-
Assets classified as held for sale				Liabilities classified as held for sale
Non-current assets maturing within one year				Non-current liabilities maturing within one year	5.16	190,942.90	255,996.24
Other current assets	5.5	642.79	-	Other current liabilities
Total current assets		9,928,583.75	18,378,226.12	Total current liabilities		5,092,658.78	13,644,127.56
Non-current assets;				Non-current liabilities:
Debt investments				Long-term borrowings
Other debt investments				Bonds payable
Long-term receivables				Including: Preference share
Long-term equity investments	5.6	153,271.80	172,530.60	Perpetual debt
Other equity instrument investment				Lease liabilities	5.17	203,559.42	355,691.15
Other non -current financial assets				Long-term payables
Investment properties				Long-term employee benefits payable
Fixed assets	5.7	118,960.09	135,572.49	Estimated liabilities
Construct ion in progress				Deferred income
Productive biological assets				Deferred tax liabilities
Oil and gas assets				Other non-current liabilities
Right-of-use assets	5.8	388,999.87	606,895.12	Total non-current liabilities		203,559.42	355,691.15
Intangible assets	5.9	808.51	1,712.16	Total liabilities		5,296,218.20	13,999,818.71
Research and development expenditure				Owner’s equity
Goodwill				Share capital	5.18	2,190,978.27	2,190,978.27
Long-term deferred expenses	5.10	47,078.67	22,854.77	Other equity instruments
Deferred tax assets				Including: Preference shares
Other non-current assets				Perpetual debt
Total non-current assets		709,118.94	939,565.14	Capital reserves
				Less: Treasury stock
				Other comprehensive income	5.19	-179,024.26	461,925.34
				Special reserves
				Surplus reserves	5.20	347,659.98	347,659.98
				Retained earnings	5.21	2,981,870.50	2,317,408.96
				Total owner’s equity		5,341,484.49	5,317,972.55
Total assets		10,637,702.69	19,317,791.26	Total liabilities and owner’s equity		10,637,702.69	19,317,791.26

Legal Representative:	Chief Financial Officer:	Finance Manager:

3

Statement of Profit or Loss and Other

Comprehensive Income

For the Ten Months ended October 31, 2022

Prepared by: Shenzhen Unique Logistics International Limited	Currency: U.S. Dollar

Item	Note	Ten months ended October 31, 2022	Ten months ended October 31, 2021
I. Revenue	5.22	58,419,944.04	61,428,758.53
Less: Costs of sales	5.22	56,023,580.08	59,045,364.37
Taxes and surcharges	5.23	3,477.65	5,994.26
Selling and distribution expenses	5.24	74,493.38	76,971.29
Administrative expenses	5.25	2,050,550.43	1,732,098.18
Research and development expenses
Finance costs	5.26	-514,314.75	35,806.77
Including: Interest expense	5.26	11,495.14	-
Interest income		3,110.89	3,139.04
Add: Other income	5.27	98,688.42	274,300.55
Investment income/(iosses)
Including; Investment income front associates and joint ventures
Gains /(losses) from derecognition of financial assets measured at amortised cost
Income /(losses) from net exposure hedging
Gahis/(losses) from changes in fair values
Credit impairment losses	5.28	-	-3,964.73
Asset impairment losses
Gains/(losses) from disposal of assets	5.29	-	4,683.13
II. Profit/(/(loss) from operations		880,845.67	807,542.61
Add; Non-operating income	5.30	11.30	751.02
Less: Non-operating expenses	5.31	373.69	1,243.66
III. Profit/(loss) before tax		880,483.28	807,049.97
Less: Income tax expenses	5.32	216,021.74	186,412.97
IV. Net profit/(loss) for the year		664,461.54	620,637.00
Net profit/(loss) from continuing operation
Net profit/(loss) from discontinued operation
V. Other comprehensive income for the year, after tax
(i) Other comprehensive income that will not he reclassified subsequently to profit or loss
(ii) Other comprehensive income to be reclassified subsequently to profit or loss
VII. Total comprehensive income for the year		664,461.54	620,637.00

Legal Representative:	Chief Financial Officer:	Finance Manager:

4

Statement of Cash Flows

For the Ten months ended October 31, 2022

Prepared by: Shenzhen Unique Logistics International Limited	Currency: U.S. Dollar

Items	Note	Ten months ended October 31, 2022	Ten months ended October 31, 2021
I. Cash flows from operating activities
Cash received from the sale of goods and the rendering of services		64,605,092.46	55,776,428.13
Cash received from tax refund		98,688.42	274,300.55
Other cash received relating to operating activities		2,507.55	1,987,018.36
Subtotal of cash inflows from operating activities		64,706,288.43	58,037,747.05
Cash payments for goods purchased and services received		62,998,896.13	52,198,926.04
Cash payments to and on behalf of employees		1,548,920.98	1,207,653.61
Payments for taxes		431,763.82	331,268.59
Other cash payments relating to operating activities		1,039,572.40	1,956,078.08
Subtotal of cash outflows from operating activities		66,019,153.33	55,693,926.32
Net cash flows front operating activities	5.33	-1,312,864.90	2,343,820.72
II. Cash flows from investing activities
Cash received from disposal and redemption of investments		-	-
Cash received from returns on investments		-	-
Net cash received from disposals of fixed assets, intangible assets and other long-term assets		-	4,683.13
Net cash received front disposals of subsidiaries and other business units		-	-
Other cash received relating to investing activities		-	-
Subtotal of cash inflows from investing activities		-	4,683.13
Cash payments to acquire fixed, intangible and other long-term assets		87,099.24	37,695.19
Cash payments to acquire investments		-	-
Net cash payments to acquire subsidiaries and other business units		-	-
Other cash payments relating to investing activities		-	-
Subtotal of cash outflows from investing activities		87,099.24	37,695.19
Net cash flows from investing activities		-87,099.24	-33,012.06
III. Cash flows from financing activities
Cash received from capital contributions
Cash received from borrowings
Other cash received relating to financing activities
Subtotal of cash inflows from financing activities		-	-
Cash repayments of debts
Cash payments for dividends, distribution of profit and interest expenses
Other cash payments relating to financing activities		207,582.10	-
Subtotal of cash outflows from financing activities		207,582,10	-
Net cash flows from financing activities		-207,582.10	-
IV. Effect of foreign exchange rate changes on cash and cash equivalents		-431,381.67	75,335.17
V. Net increase / (decrease) in cash and cash equivalents		-2,038,927.91	2,386,143.83
Plus: Cash and cash equivalents at the beginning of the period		3,901,145.95	1,097,243.09
VI. Cash and cash equivalents at the end of the period	5.33	1,862,218.04	3,483,386.92

Legal Representative:	Chief Financial Officer:	Finance Manager:

5

Statement of Changes in Owner’s Equity

For the year ended 31 December 2022

Prepared by: Shenzhen Unique Logistics International Limited	Currency: U.S. Dollar

	Ten months ended October 31, 2022
Item	Share capital	Capital reserves	Less: Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Total owner’s equity
I. Balance at 31 December 2021	2,190,978.27			461,925.34		347,659.98	2,317,408.96		5,317,972,55
Add: Changes in accounting policies									-
Correction of prior period errors								-
Others									-
II. Balance at 1 January 2022	2,190,978.27			461,925.34		347,659.98	2,317,408.96		5,317,972.55
III. Changes in equity during the reporting period				-640,949.60		-	664,461.54		23,511.94
(i) Total comprehensive income				-640,949.60			664,461.54		23,511.94
(ii) Capital contributions or withdrawals by owner
1. Ordinary shares contributed by owner (or shareholder)
2. Capital contributed by holders of Other equity instruments
3. Share-based payments recognised in owner’s equity
4. Others
(iii) Profit distribution
1. Transfer to surplus reserves
2. Profit distribution to owner (or shareholder)
3. Others
(iv) Transfer within owner’s equity
1. Capital reserves converted to share capital
2. Surplus reserves converted to share capital
3. Loss made up by surplus reserves
4. Changes in the defined benefit plan transferred to retained earnings
5. Other comprehensive income transferred to retained earnings
6. Others
(v) Special reserves
1. Withdrawal during the reporting period
2. Usage during the reporting period
(vi) Others
IV. Balance at 31 October 2022	2,190,978.27			-179,024.26		347,659.98	2.981.870.50		5,341,484.49

Legal Representative:	Chief Financial Officer:	Finance Manager:

6

Statement of Changes in Owner’s Equity

For the year ended 31 December 2021

Prepared by: Shenzhen Unique Logistics International Limited	Currency: U.S. Dollar

	2021
Item	Share capital	Capital reserves	Less; Treasury stock	Other comprehensive income	Special reserves	Surplus reserves	Retained earnings	Total owner’s equity
I. Balance at 31 December 2020	2,190,978.27			360,356.49		250,738.20	1,941,258.26	4,743,331.22
Add: Changes in accounting policies							7,471.47	7,471.47
Correction of prior period errors
Others
II. Balance at 1 January 2020	2,190,978.27			360,356.49		250,738.20	1,948,729.73	4,750,802.69
III. Changes in equity during the reporting period				101,568.85		96,921.78	368,679.23	567,169.56
(i) Total comprehensive income				101,568.85			969,217.76	1,070,786.61
(ii) Capital contributions or withdrawals by owner
1. Ordinary shares contributed by owner (or shareholder)
2. Capital contributed by holders of other equity instruments
3. Share-based payments recognised in owner’s equity
4. Others
(iii) Profit distribution						96,921.78	-600,538.53	-503,616.75
1. Transfer to surplus reserves						96,921.78	-96,921.78	-
2. Profit distribution to owner (or shareholder)							-503,616.75	-503,616.75
3. Others
(iv) Transfer within owner’s equity
1. Capital reserves converted to share capital
2. Surplus reserves converted to share capital
3. Loss made up by surplus reserves
4. Defined benefit plan transferred to retained earnings
5. Other comprehensive income transferred to retained earnings
6. Others
(v) Special reserves
1. Withdrawal during the reporting period
2. Usage during the reporting period
(vi) Others
IV- Balance at 31 December 2021	2,190,978.27			461,925.34		347,659.98	2,317,408.96	5,317,972.55

Legal Representative:	Chief Financial Officer:	Finance Manager:

7

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Shenzhen Unique Logistics International Limited

Notes to the Financial Statements

For the Ten Months ended October 31, 2022

(All amounts are expressed in U.S, Dollar unless otherwise stated)

1. BASIC INFORMATION ABOUT THE COMPANY

Shenzhen Unique Logistics International Limited (“the Company”) was established on November 3, 2004, upon approval of the Ministry of Commerce of the People’s Republic of China with the approval documents, the Ministry of Commerce Capital approval No. [1667]. On November 8, 2004, the Company received the Approval certificate of Taiwan, Hong Kong, Macao and overseas Chinese investment enterprises of the People’s Republic of China with the code of Foreign Capital Approval NO, A[2004]0201”, and was formally established on December 3, 2004 as a sole proprietorship (Hong Kong-owned) enterprise. The unified social credit code is 91440300717853000C, and the operating period is 40 years.

According to the Company’s board of directors’ resolution on October 10,2007 and the revised articles of association, ATE Unique Consolidators Limited, the Company’s original shareholder, transferred its shares to Unique Logistics International (HK) Limited. The change was approved and registered by Shenzhen Administration for Industry and Commerce on June 21,2008.

The Company’s business scopes include international import and export cargo air and ocean freight agency services, including: soliciting cargo, booking space, warehousing, transit, container assembly and unpacking, settlement of freight and miscellaneous charges, customs declaration, inspection, insurance, international exhibits, multimodal transportation and other short-distance transportation and transportation consulting related services, non-vessel operating common carrier business, non-residential real estate leasing

The financial statements were approved and authorized for issue, upon the resolution of the Company’s Management meeting on February 3, 2023.

2. BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

2.1 Basis of Preparation

Based on going concern, according to actually occurred transactions and events, the Company prepares its financial statements in accordance with the Accounting Standards for Business Enterprises — Basic standards and concrete accounting standards, Accounting Standards for Business Enterprises — Application Guidelines, Accounting Standards for Business Enterprises — Interpretations and other relevant provisions (collectively known as “Accounting Standards for Business Enterprises, issued by Ministry of Finance of PRC”).

8

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

2.2 Going Concern

The Company has assessed its ability to continually operate for the next twelve months from the end of the reporting period, and no any matters that may result in doubt on its ability as a going concern were noted. Therefore, it is reasonable for the Company to prepare financial statements on the going concern basis.

3. SIGNIFICANT ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES

The following significant accounting policies and accounting estimates of the Company are formulated in accordance with the Accounting Standards for Business Enterprises. Businesses not mentioned are complied with relevant accounting policies of the Accounting Standards for Business Enterprises.

3.1 Statement of Compliance with the Accounting Standards for Business Enterprises

The Company prepares its financial statements in accordance with the requirements of the Accounting Standards for Business Enterprises, truly and completely reflecting the Company’s financial position as at October 31, 2022, and its operating results, changes in shareholders’ equity, cash flows and other related information for the ten months ended October 31, 2022.

3.2 Accounting Period

The accounting year of the Company is from January 1 to December 31 in calendar year.

3.3 Operating Cycle

The normal operating cycle of the Company is twelve months.

3.4 Functional Currency

The Company takes Renminbi Yuan (“RMB”) as the functional currency.

3.5 Cash and Cash Equivalents

Cash comprises cash on hand and deposits that can be readily withdrawn on demand. Cash equivalents include short-term (generally within three months of maturity at acquisition), highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.

9

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

3.6 Foreign Currency Transactions and Translation of Foreign Currency Financial Statements

(a) Determination of the exchange rate for foreign currency transactions

At the time of initial recognition of a foreign currency transaction, the amount in the foreign currency shall be translated into the amount in the functional currency at the spot exchange rate of the transaction date, or at an exchange rate which is determined through a systematic and reasonable method and is approximate to the spot exchange rate of the transaction date (hereinafter referred to as the approximate exchange rate).

(b) Translation of monetary items denominated in foreign currency on the balance sheet date

The foreign currency monetary items shall be translated at the spot exchange rate on the balance sheet date. The balance of exchange arising from the difference between the spot exchange rate on the balance sheet date and the spot exchange rate at the time of initial recognition or prior to the balance sheet date shall be recorded into the profits and losses at the current period. The foreign currency non-monetary items measured at the historical cost shall still be translated at the spot exchange rate on the transaction date; for the foreign currency non-monetary items restated to a fair value measurement, shall be translated into the at the spot exchange rate at the date when the fair value was determined, the difference between the restated functional currency amount and the original functional currency amount shall be recorded into the profits and losses at the current period.

(c) Translation of foreign currency financial statements

Before translating the financial statements of foreign operations, the accounting period and accounting policy shall be adjusted so as to conform to the Company. The adjusted foreign operation financial statements denominated in foreign currency (other than functional currency) shall be translated in accordance with the following method;

(i) The asset and liability items in the statement of financial position shall be translated at the spot exchange rates at the date of that statement of financial position. The owner’s equity items except undistributed profit shall be translated at the spot exchange rates when they are incurred.

(ii) The income and expense items in the statement of profit and other comprehensive income shall be translated at the spot exchange rates or approximate exchange rate at the date of transaction.

(iii) Foreign currency cash flows and cash flows of foreign company shall be translated at the spot exchange rate or approximate exchange rate when the cash flows are incurred. The effect of exchange rate changes on cash is presented separately in the statement of cash flows as an adjustment item.

10

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(iv) The differences arising from the translation of foreign currency financial statements shall be presented separately as “other comprehensive income” under the owner’s equity items of the consolidated statement of financial position.

When disposing a foreign operation involving loss of control, the cumulative amount of the exchange differences relating to that foreign operation recognised under other comprehensive income in the statement of financial position, shall be reclassified into current profit or loss according to the proportion disposed.

3.7 Financial Instruments

Financial instrument is any contract which gives rise to both a financial asset of one entity and a financial liability or equity instrument of another entity.

(a) Recognition and derecognition of financial instrument

A financial asset or a financial liability should be recognised in the statement of financial position when, and only when, an entity becomes party to the contractual provisions of the instrument.

A financial asset can only be derecognised when meets one of the following conditions:

(i) The rights to the contractual cash flows from a financial asset expire

(ii) The financial asset has been transferred and meets one of the following derecognition conditions:

Financial liabilities (or part thereof) are derecognised only when the liability is extinguished—i.e., when the obligation specified in the contract is discharged or cancelled or expires. An exchange of the Company (borrower) and lender of debt instruments that carry significantly different terms or a substantial modification of the terms of an existing liability are both accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability.

Purchase or sale of financial assets in a regular-way shall be recognised and derecognised using trade date accounting. A regular-way purchase or sale of financial assets is a transaction under a contract whose terms require delivery of the asset within the time frame established generally by regulations or convention in the market place concerned. Trade date is the date at which the entity commits itself to purchase or sell an asset.

11

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(b) Classification and measurement of financial assets

At initial recognition, the Company classified its financial asset based on both the business model for managing the financial asset and the contractual cash flow characteristics of the financial asset: financial asset at amortised cost, financial asset at fair value through profit or loss (FVTPL) and financial asset at fair value through other comprehensive income (FVTOCI). Reclassification of financial assets is permitted if, and only if, the objective of the entity’s business model for managing those financial assets changes. In this circumstance, all affected financial assets shall be reclassified on the first day of the first reporting period after the changes in business model; otherwise the financial assets cannot be reclassified after initial recognition.

Financial assets shall be measured at initial recognition at fair value. For financial assets measured at FVTPL, transaction costs are recognised in current profit or loss. For financial assets not measured at FVTPL, transaction costs should be included in the initial measurement. Notes receivable or accounts receivable that arise from sales of goods or rendering of services are initially measured at the transaction price defined in the accounting standard of revenue where the transaction does not include a significant financing component.

Subsequent measurement of financial assets will be based on their categories:

(i) Financial asset at amortised cost

The financial asset at amortised cost category of classification applies when both the following conditions are met: the financial asset is held within the business model whose objective is to hold financial assets in order to collect contractual cash flows, and the contractual term of the financial asset gives rise on specified dates to cash flows that are solely payment of principal and interest on the principal amount outstanding. These financial assets are subsequently measured at amortised cost by adopting the effective interest rate method. Any gain or loss arising from derecognition according to the amortization under effective interest rate method or impairment are recognised in current profit or loss.

(ii) Financial asset at fair value through other comprehensive income (FVTOCI)

The financial asset at FVTOCI category of classification applies when both the following conditions are met: the financial asset is held within the business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and the contractual term of the financial asset gives rise on specified dates to cash flows that are solely payment of principle and interest on the principal amount outstanding. All changes in fair value are recognised in other comprehensive income except for gain or loss arising from impairment or exchange differences, which should he recognised in current profit or loss. At derecognition, cumulative gain or loss previously recognised under OCI is reclassified to current profit or loss. However, interest income calculated based on the effective interest rate is included in current profit or loss.

The Company make an irrevocable decision to designate part of non-trading equity instmment investments as measured through FVTOCI. All changes in fair value are recognised in other comprehensive income except for dividend income recognised in current profit or loss. At derecognition, cumulative gain or loss are reclassified to retained earnings.

12

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(iii) Financial asset at fair value through profit or loss (FVTPL)

Financial asset except for above mentioned financial asset at amortised cost or financial asset at fair value through other comprehensive income (FVTOCI), should be classified as financial asset at fair value through profit or loss (FVTPL). These financial assets should be subsequently measured at fair value. All the changes in fair value are included in current profit or loss.

(c) Classification and measurement of financial liabilities

The Company classified the financial liabilities as financial liabilities at fair value through profit or loss (FVTPL), loan commitments at a below-market interest rate and financial guarantee contracts and financial asset at amortised cost.

Subsequent measurement of financial assets will be based on the classification:

(i) Financial liabilities at fair value through profit or loss (FVTPL)

Held-for-trading financial liabilities (including derivatives that are financial liabilities) and financial liabilities designated at FVTPL are classified as financial liabilities at FVTP. After initial recognition, any gain or loss (including interest expense) are recognised in current profit or loss except for those hedge accounting is applied. For financial liability that is designated as at FVTPL, changes in the fair value of the financial liability that is attributable to changes in the own credit risk of the issuer shall be presented in other comprehensive income. At derecognition, cumulative gain or loss previously recognised under OCI is reclassified to retained earnings.

(ii) Loan commitments and financial guarantee contracts

Loan commitment is a commitment by the Company to provide a loan to customer under specified contract terms. The provision of impairment losses of loan commitments shall be recognised based on expected credit losses model.

Financial guarantee contract is a contract that requires the Company to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payment when due in accordance with the original or modified terms of a debt instrument, Financial guarantee contracts liability shall be subsequently measured at the higher of: The amount of the loss allowance recognised according to the impairment principles of financial instruments; and the amount initially recognised less the cumulative amount of income recognised in accordance with the revenue principles.

13

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(iii) Financial liabilities at amortised cost

After initial recognition, the Company measured other financial liabilities at amortised cost using the effective interest method.

Except for special situation, financial liabilities and equity instrument should be classified in accordance with the following principles:

(i) If the Company has no unconditional right to avoid delivering cash or another financial instrument to fulfill a contractual obligation, this contractual obligation meet the definition of financial liabilities. Some financial instruments do not comprise terms and conditions related to obligations of delivering cash or another financial instrument explicitly, they may include contractual obligation indirectly through other terms and conditions.

(ii) If a financial instrument must or may be settled in the Company’s own equity instruments, it should be considered that the Company’s own equity instruments are alternatives of cash or another financial instrument, or to entitle the holder of the equity instruments to sharing the remaining rights over the net assets of the issuer. If the former is the case, the instrument is a liability of the issuer; otherwise, it is an equity instrument of the issuer. Under some circumstances, it is regulated in the contract that the financial instrument must or may be settled in the Company’s own equity instruments, where, amount of contractual rights and obligations are calculated by multiplying the number of the equity instruments to be available or delivered by its fair value upon settlement. Such contracts shall be classified as financial liabilities, regardless that the amount of contractual rights and liabilities is fixed, or fluctuate totally or partially with variables other than market price of the entity’s own equity instruments (such as interest rate, price of some kind of goods or some kind of financial instrument).

(d) Derivatives and embedded derivatives

At initial recognition, derivatives shall be measured at fair value at the date of derivative contracts are signed and subsequently measured at fair value. The derivative with a positive fair value shall be recognized as an asset, and with a negative fair value shall be recognised as a liability.

Gains or losses arising from the changes in fair value of derivatives shall be recognised directly into current profit or loss except for the effective portion of cash flow hedges which shall be recognised in other comprehensive income and reclassified into current profit or loss when the hedged items affect profit or loss.

An embedded derivative is a component of a hybrid contract with a financial asset as a host, the Company shall apply the requirements of financial asset classification to the entire hybrid contract. If a host that is not a financial asset and the hybrid contract is not measured at fair value with changes in fair value recognised in profit or loss, and the economic characteristics and risks of the embedded derivative are not closely related to the economic characteristics and risks of the host, and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, the embedded derivative shall be separated from the hybrid instrument and accounted for as a separate derivative instrument. If the Company is unable to measure the fair value of the embedded derivative at the acquisition date or subsequently at the balance sheet date, the entire hybrid contract is designated as financial assets or financial liabilities at fair value tlirough profit or loss.

14

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(e) Impairment of financial instrument

The Company shall recognise a loss allowance based on expected credit losses on a financial asset that is measured at amortised cost, a debt investment at fair value through other comprehensive income, a contract asset, a lease receivable, a loan commitment and a financial guarantee contract.

(i) Measurement of expected credit losses

Expected credit losses are the weighted average of credit losses of the financial instruments with the respective risks of a default occurring as the weights. Credit loss is the difference between all contractual cash flows that are due to the Company In accordance with the contract and all the cash flows that the Company expects to receive (ie all cash shortfalls), discounted at the original effective interest rate or credit- adjusted effective interest rate for purchased or originated credit-impaired financial assets.

Lifetime expected credit losses are the expected credit losses that result from all possible default events over the expected life of a financial instrument.

12-month expected credit losses are the portion of lifetime expected credit losses that represent the expected credit losses that result from default events on a financial instrument that are possible within the 12 months after the reporting date (or the expected lifetime, if the expected life of a financial instrument is less than 12 months).

At each reporting date, the Company classifies financial instruments into three stages and makes provisions for expected credit losses accordingly. A financial instrument of which the credit risk has not significantly increased since initial recognition is at stage 1. The Company shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. A financial instrument with a significant increase in credit risk since initial recognition but is not considered to be credit-impaired is at stage 2. The Company shall measure the loss allowance for that financial instrument at an amount equal to the lifetime expected credit losses. A financial instrument is considered to be credit-impaired as at the end of the reporting period is at stage 3. The Company shall measure the loss allowance for that financial instrument at an amount equal to the lifetime expected credit losses.

15

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

The Company may assume that the credit risk on a financial instrument has not increased significantly since initial recognition if the financial instrument is determined to have low credit risk at the reporting date and measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses.

For financial instrument at stage 1, stage 2 and those have low credit risk, the interest revenue shall be calculated by applying the effective interest rate to the gross carrying amount of a financial asset (ie, impairment loss not been deducted). For financial instrument at stage 3, interest revenue shall be calculated by applying the effective interest rate to the amortised cost after deducting of impairment loss.

For notes receivable, accounts receivable and accounts receivable financing, no matter it contains a significant financing component or not, the Company shall measure the loss allowance at an amount equal to the lifetime expected credit losses.

Receivables/Contract assets

For the notes receivable, accounts receivable, other receivables, accounts receivable financing and long-term receivables which are demonstrated to be impaired by any objective evidence, or applicable for individual assessment, the Company shall individually assess for impairment and recognise the loss allowance for expected credit losses. If the Company determines that no objective evidence of impairment exists for notes receivable, accounts receivable, other receivables, accounts receivable financing and long-term receivables, or the expected credit loss of a single financial asset cannot be assessed at reasonable cost, such notes receivable, accounts receivable, other receivables, accounts receivable financing and long-term receivables shall be divided into several groups with similar credit risk characteristics and collectively calculated the expected credit loss. The determination basis of groups is as following:

Determination basis of accounts receivable is as following:

Group 1: Accounts receivables due from related parties

Group 2: Accounts receivables due from customers

For each group, the Company calculates expected credit losses through preparing an aging analysis schedule with the lifetime expected credit losses rate, taking reference to historical experience for credit losses and considering current condition and expectation for the future economic situation.

16

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Determination basis of other receivables is as following:

Group 1: Other receivables due from related parties

Group 2: Deposit

Group 3: Others

For each group, the Company calculates expected credit losses through default exposure and the 12-months or lifetime expected credit losses rate, taking reference to historical experience for credit losses and considering current condition and expectation for the future economic situation.

Debt investment cmcl other debt investment

For debt investment and other debt investment, the Company shall calculate the expected credit loss through the default exposure and the 12-month or lifetime expected credit loss rate based on the nature of the investment, counterparty and the type of risk exposure.

(ii) Low credit risk

If the financial instrument has a low risk of default, the borrower has a strong capacity to meet its contractual cash flow obligations in the near term and adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfill its contractual cash flow obligations.

(iii) Significant increase in credit risk

The Company shall assess whether the credit risk on a financial instrument has increased significantly since initial recognition, using the change in the risk of a default occurring over the expected life of the financial instrument, through the comparison of the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition.

17

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

To make that assessment, the Company shall consider reasonable and supportable information, that is available without undue cost or effort, and that is indicative of significant increases in credit risk since initial recognition, including forward-looking information. The information considered by the Company are as following:

● Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

● Existing or forecast adverse change in the business, financial or economic conditions of the borrower that results in a significant change in the borrower’s ability to meet its debt obligations;

● An actual or expected significant change in the operating results of the borrower; An actual or expected significant adverse change in the regulatory, economic, or technological environment of the borrower;

● Significant changes in the value of the collateral supporting the obligation or in the quality of third-party guarantees or credit enhancements, which are expected to reduce the borrower’s economic incentive to make scheduled contractual payments or to otherwise influence the probability of a default occurring;

● Significant change that are expected to reduce the borrower’s economic incentive to make scheduled contractual payments;

● Expected changes in the loan documentation including an expected breach of contract that may lead to covenant waivers or amendments, interest payment holidays, interest rate step-ups, requiring additional collateral or guarantees, or other changes to the contractual framework of the instrument;

● Significant changes in the expected performance and behavior of the borrower;

● Contractual payments are more than 30 days past due.

Depending on the nature of the financial instruments, the Company shall assess whether the credit risk has increased significantly since initial recognition on an individual financial instrument or a group of financial instruments. When assessed based on a group of financial instruments, the Company can group financial instruments on the basis of shared credit risk characteristics, for example, past due information and credit risk rating.

Generally, the Company shall determine the credit risk on a financial asset has increased significantly since initial recognition when contractual payments are more than 30 days past due. The Company can only rebut this presumption if the Company has reasonable and supportable information that is available without undue cost or effort, that demonstrates that the credit risk has not increased significantly since initial recognition even though the contractual payments are more than 30 days past due.

18

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(iv) Credit-impaired financial asset

The Company shall assess at each reporting date whether the credit impairment has occurred for financial asset at amortised cost and debt investment at fair value through other comprehensive income. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidences that a financial asset is credit-impaired include observable data about the following events:

Significant financial difficulty of the issuer or the borrower; a breach of contract, such as a default or past due event; the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession(s) that the lender(s) would not otherwise consider; it is becoming probable that the borrower will enter bankruptcy or other financial reorganisation;the disappearance of an active market for that financial asset because of financial difficulties; the purchase or origination of a financial asset at a deep discount that reflects the incurred credit losses.

(v) Presentation of impairment of expected credit loss

In order to reflect the changes of credit risk of financial instrument since initial recognition, the Company shall at each reporting date remeasure the expected credit loss and recognise in profit or loss, as an impairment gain or loss, the amount of expected credit losses addition (or reversal). For financial asset at amortised cost, the loss allowance shall reduce the carrying amount of the financial asset in the statement of financial position; for debt investment at fair value through other comprehensive income, the loss allowance shall be recognised in other comprehensive income and shall not reduce the carrying amount of the financial asset in the statement of financial position.

(vi) Write-off

The Company shall directly reduce the gross carrying amount of a financial asset when the Company has no reasonable expectations of recovering the contractual cash flow of a financial asset in its entirety or a portion thereof. Such write-off constitutes a derecognition of the financial asset. This circumstance usually occurs when the Company determines that the debtor has no assets or sources of income that could generate sufficient cash flow to repay the write-off amount.

Recovery of financial asset written off shall be recognised in profit or loss as reversal of impairment loss.

19

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(f) Transfer of financial assets

Transfer of financial assets refers to following two situations:

● Transfers the contractual rights to receive the cash flows of the financial asset;

● Transfers the entire or a part of a financial asset and retains the contractual rights to receive the cash flows of the financial asset, but assumes a contractual obligation to pay the cash flows to one or more recipients,

(i) Derecognition of transferred assets

If the Company transfers substantially all the risks and rewards of ownership of the financial asset, or neither transfers nor retains substantially all the risks and rewards of ownership of the financial asset but has not retained control of the financial asset, the financial asset shall be derecognised.

Whether the Company has retained control of the transferred asset depends on the transferee’s ability to sell the asset. If the transferee has the practical ability to sell the asset in its entirety to an unrelated third party and is able to exercise that ability unilaterally and without needing to impose additional restrictions on the transfer, the Company has not retained control.

The Company judges whether the transfer of financial asset qualifies for derecognition based on the substance of the transfer.

If the transfer of financial asset qualifies for derecognition in its entirety, the difference between the following shall be recognised in profit or loss:

● The carrying amount of transferred financial asset;

● The sum of consideration received and the part derecognised of the cumulative changes in fair value previously recognised in other comprehensive income (The financial assets involved in the transfer are classified as financial assets at fair value through other comprehensive income in accordance with Article 18 of the Accounting Standards for Business Enterprises - Recognition and Measurement of Financial Instruments).

If the transferred asset is a part of a larger financial asset and the part transferred qualifies for derecognition, the previous carrying amount of the larger financial asset shall be allocated between the part that continues to be recognised (For this purpose, a retained servicing asset shall be treated as a part that continues to be recognised) and the part that is derecognised, based on the relative fair values of those parts on the date of the transfer. The difference between following two amounts shall be recognised in profit or loss:

● The carrying amount (measured at the date of derecognition) allocated to the part derecognised;

● The sum of the consideration received for the part derecognised and part derecognised of the cumulative changes in fair value previously recognised in other comprehensive income (The financial assets involved in the transfer are classified as financial assets at fair value through other comprehensive income in accordance with Article 18 of the Accounting Standards for Business Enterprises - Recognition and Measurement of Financial Instruments).

20

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(ii) Continuing involvement in transferred assets

If the Company neither transfers nor retains substantially all the risks and rewards of ownership of a transferred asset, and retains control of the transferred asset, the Company shall continue to recognise the transferred asset to the extent of its continuing involvement and also recognise an associated liability.

The extent of the Company’s continuing involvement in the transferred asset is the extent to which it is exposed to changes in the value of the transferred asset

(iii) Continue to recognise the transferred assets

If the Company retains substantially all the risks and rewards of ownership of the transferred financial asset, the Company shall continue to recognise the transferred asset in its entirety and the consideration received shall be recognised as a financial liability.

The financial asset and the associated financial liability shall not be offset. In subsequent accounting period, the Company shall continuously recognise any income (gain) arising from the transferred asset and any expense (loss) incurred on the associated liability.

(g) Offsetting financial assets and financial liabilities

Financial assets and financial liabilities shall be presented separately in the statement of financial position and shall not be offset. When meets the following conditions, financial assets and financial liabilities shall be offset and the net amount presented in the statement of financial position:

The Company currently has a legally enforceable right to set off the recognised amounts; The Company intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously,

In accounting for a transfer of a financial asset that does not qualify for derecognition, the Company shall not offset the transferred asset and the associated liability.

(h) Determination of fair value of financial instruments

Determination of fair value of financial assets and financial liabilities please refer to Note 3.12

21

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

3.8 Fair Value Measurement

Fair value refers to the price that would be received to sell an asset or paid to transfer a liability In an orderly transaction between market participants at the measurement date. The Company determines fair value of the related assets and liabilities based on market value in the principal market, or in the absence of a principal market, in the most advantageous market price for the related asset or liability. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

The principal market is the market in which transactions for an asset or liability take place with the greatest volume and frequency. The most advantageous market is the market which maximizes the value that could be received from selling the asset and minimizes the value which is needed to be paid in order to transfer a liability, considering the effect of transport costs and transaction costs both.

If the active market of the financial asset or financial liability exists, the Company shall measure the fair value using the quoted price in the active market. If the active market of the financial instrument is not available, the Company shall measure the fair value using valuation techniques.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use,

● Valuation techniques

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, including the market approach, the income approach and the cost approach. The Company shall use valuation techniques consistent with one or more of those approaches to measure fair value. If multiple valuation techniques are used to measure fair value, the results shall be evaluated considering the reasonableness of the range of values indicated by those results. A fair value measurement is the point within that range that is most representative of fair value in the circumstances.

When using the valuation technique, the Company shall give the priority to relevant observable inputs. The unobservable inputs can only be used when relevant observable inputs is not available or practically would not be obtained. Observable inputs refer to the information which is available from market and reflects the assumptions that market participants would use when pricing the asset or liability. Unobservable Inputs refer to the information which is not available from market and it has to be developed using the best information available in the circumstances from the assumptions that market participants would use when pricing the asset or liability.

22

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

● Fair value hierarchy

To Company establishes a fair value hierarchy that categorises into three levels the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to Level 1 inputs and second to the Level 2 inputs and the lowest priority to Level 3 inputs. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

3.9 Long-term Equity Investments

Long-term equity investments refer to equity investments where an investor has control of, or significant influence over, an investee, as well as equity investments in joint ventures. Associates of the Company are those entities over which the Company has significant influence.

(a) Determination basis of joint control or significant influence over the investee

Joint control is the relevant agreed sharing of control over an arrangement, and the arranged relevant activity must be decided under unanimous consent of the parties sharing control. In assessing whether the Company has joint control of an arrangement, the Company shall assess first whether all the parties, or a group of the parties, control the arrangement. When all the parties, or a group of the parties, considered collectively, are able to direct the activities of the arrangement, the parties control the arrangement collectively. Then the Company shall assess whether decisions about the relevant activities require the unanimous consent of the parties that collectively control the arrangement. If two or more groups of the parties could control the arrangement collectively, it shall not be assessed as have joint control of the arrangement. When assessing the joint control, the protective rights are not considered.

Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control of those policies. In determination of significant influence over an investee, the Company should consider not only the existing voting rights directly or indirectly held but also the effect of potential voting rights held by the Company and other entities that could be currently exercised or converted, including the effect of share warrants, share options and convertible corporate bonds that issued by the investee and could be converted in current period.

If the Company holds, directly or indirectly 20% or more but less than 50% of the voting power of the investee, it is presumed that the Company has significant influence of the investee, unless it can be clearly demonstrated that in such circumstance, the Company cannot participate in the decision-making in the production and operating of the investee.

23

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(b) Determination of initial investment cost

(i) Long-term equity investments generated in business combinations

For a business combination involving enterprises under common control, if the Company makes payment in cash, transfers non-cash assets or bears liabilities as the consideration for the business combination, the share of carrying amount of the owner’s equity of the acquiree in the consolidated financial statements of the ultimate controlling party is recognised as the initial cost of the long-term equity investment on the combination date. The difference between the initial investment cost and the carrying amount of cash paid, non-cash assets transferred and liabilities assumed shall be adjusted against the capital reserve; if capital reserve is not enough to be offset, undistributed profit shall be offset in turn.

For a business combination involving enterprises under common control, if the Company issues equity securities as the consideration for the business combination, the share of carrying amount of the owner’s equity of the acquiree in the consolidated financial statements of the ultimate controlling party is recognised as the initial cost of the long-term equity investment on the combination date. The total par value of the shares issued is recognised as the share capital. The difference between the initial investment cost and the carrying amount of the total par value of the shares issued shall be adjusted against the capital reserve; if capital reserve is not enough to be offset, undistributed profit shall be offset in turn.

For business combination not under common control, the assets paid, liabilities incurred or assumed and the fair value of equity securities issued to obtain the control of the acquiree at the acquisition date shall be determined as the cost of the business combination and recognised as the initial cost of the long-term equity investment. The audit, legal, valuation and advisory fees, other intermediary fees, and other relevant general administrative costs incurred for the business combination, shall be recognised in profit or loss as incurred.

(ii) Long-term equity investments acquired not through the business combination, the investment cost shall be determined based on the following requirements:

For long-term equity investments acquired by payments in cash, the initial cost is the actually paid purchase cost, including the expenses, taxes and other necessary expenditures directly related to the acquisition of long-term equity investments.

24

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

For long-term equity investments acquired through issuance of equity securities, the initial cost is the fair value of the issued equity securities.

For the long-term equity investments obtained through exchange of non-monetary assets, if the exchange has commercial substance, and the fair values of assets traded out and traded in can be measured reliably, the initial cost of long-term equity investment traded in with noil-monetary assets are determined based on the fair values of the assets traded out together with relevant taxes. Difference between fair value and book value of the assets traded out is recorded in current profit or loss. If the exchange of non-monetary assets does not meet the above criterion, the book value of the assets traded out and relevant taxes are recognised as the initial investment cost.

For long-term equity investment acquired through debt restructuring, the initial cost is determined based on the fair value of the equity obtained and the difference between initial investment cost and carrying amount of debts shall be recorded in current profit or loss.

(c) Subsequent measurement and recognition of profit or loss

Long-term equity investment to an entity over which the Company has ability of control shall be accounted for at cost method. Long-term equity investment to a joint venture or an associate shall be accounted for at equity method.

(i) Cost method

For Long-term equity investment at cost method, cost of the long-term equity investment shall be adjusted when additional amount is invested or a part of it is withdrawn. The Company recognises its share of cash dividends or profits which have been declared to distribute by the investee as current investment income.

(ii) Equity method

If the initial cost of the investment is in excess of the share of the fair value of the net identifiable assets in the investee at the date of investment, the difference shall not be adjusted to the initial cost of long-term equity investment; if the initial cost of the investment is in short of the share of the fair value of the net identifiable assets in the investee at the date investment, the difference shall be included in the current profit or loss and the initial cost of the long-term equity investment shall be adjusted accordingly.

25

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

The Company recognises the share of the investee’s net profits or losses, as well as its share of the investee’s other comprehensive income, as investment income or losses and other comprehensive income respectively, and adjusts the carrying amount of the investment accordingly. The carrying amount of the investment shall be reduced by the share of any profit or cash dividends declared to distribute by the investee. The investor’s share of the investee’s owner’s equity changes, other than those arising from the investee’s net profit or loss, other comprehensive income or profit distribution, shall be recognised in the investor’s equity, and the carrying amount of the long-term equity investment shall be adjusted accordingly. The Company recognises its share of the investee’s net profits or losses after making appropriate adjustments of investee’s net profit based on the fair values of the investee’s identifiable net assets at the investment date. If the accounting policy and accounting period adopted by the investee is not in consistency with the Company, the financial statements of the investee shall be adjusted according to the Company’s accounting policies and accounting period, based on which, investment income or loss and other comprehensive income, etc,, shall be adjusted. The unrealized profits or losses resulting from inter-company transactions between the company and its associate or joint venture is eliminated in proportion to the company’s equity interest in the investee, based on which investment income or losses shall be recognised. Any losses resulting from inter-company transactions between the investor and the investee, which belong to asset impairment, shall be recognised in full.

Where the Company obtains the power of joint control or significant influence, but not control, over the investee, due to additional investment or other reason, the relevant long-term equity investment shall be accounted for by using the equity method, initial cost of which shall be the fair value of the original investment plus the additional investment. Where the original investment is classified as other equity investment, difference between its fair value and the carrying value, in addition to the cumulative changes in fair value previously recorded in other comprehensive income, shall be recogised into retained earnings of the period of using equity method.

If the Company loses the joint control or significant influence of the investee for some reasons such as disposal of equity investment, the retained interest shall be measured at fair value and the difference between the carrying amount and the fair value at the date of loss the joint control or significant influence shall be recognised in profit or loss. When the Company discontinues the use of the equity method, the Company shall account for all amounts previously recognised in other comprehensive income under equity method in relation to that investment on the same basis as would have been required if the investee had directly disposed of the related assets or liabilities.

(d) Impairment testing and provision for impairment loss

For investment in associates or a joint venture, provision for impairment loss please refer to Note 3.12.

26

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

3.10 Fixed Assets

Fixed assets refer to the tangible assets with higher unit price held for the purpose of producing commodities, rendering services, renting or business management with useful lives exceeding one year.

(a) Recognition criteria of fixed assets

Fixed assets will only be recognised at the actual cost paid when obtaining as all the following criteria are satisfied:

(i) It is probable that the economic benefits relating to the fixed assets will flow into the Company;

(ii) The costs of the fixed assets can be measured reliably.

Subsequent expenditure for fixed assets shall be recorded in cost of fixed assets, if recognition criteria of fixed assets are satisfied, otherwise the expenditure shall be recorded in current profit or loss when incurred.

(b) Depreciation methods of fixed assets

The Company begins to depreciate the fixed asset from the next month after it is available for intended use using the straight-line-method. The estimated useful life and annual depreciation rates which are determined according to the categories, estimated economic useful lives and estimated net residual rates of fixed assets are listed as followings:

Category	Depreciation method	Estimated useful life (year)	Residual rates (%)	Annual depreciation rates (%)
Office equipment	Straight Line Method	5	10	18
Vehicles	Straight Line Method	5	10	18
Furniture and Accessories	Straight Line Method	5	10	18

For the fixed assets with impairment provided, the impairment provision should be excluded from the cost when calculating depreciation.

At the end of reporting period, the Company shall review the useful life, estimated net residual value and depreciation method of the fixed assets. Estimated useful life of the fixed assets shall be adjusted if it is changed compared to the original estimation.

27

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

3.11 Intangible Assets

(a) Measurement method of intangible assets

Intangible assets are recognised at actual cost at acquisition.

(b) The useful life and amortisation of intangible assets

(i) The estimated useful lives of the intangible assets with finite useful lives are as follows:

Category	Estimated useful life	Basis
Software	5 years	The service life is determined by reference to the period that can bring economic benefits to the Company

For intangible assets with finite useful life, the estimated useful life and amortisation method are reviewed annually at the end of each reporting period and adjusted when necessary. No change has incurred in current year in the estimated useful life and amortisation method upon review.

(ii) Assets of which the period to bring economic benefits to the Company are unforeseeable are regarded as intangible assets with indefinite useful lives. The Company reassesses the useful lives of those assets at every year end. If the useful lives of those assets are still indefinite, impairment test should be performed on those assets at the balance sheet date.

(iii) Amortisation of the intangible assets

For intangible assets with finite useful lives, their useful lives should be determined upon their acquisition and systematically amortised on a straight-line basis [units of production method] over the useful life. The amortisation amount shall be recognised into current profit or loss according to the beneficial items. The amount to be amortised is cost deducting residual value. For intangible assets which has impaired, the cumulative impairment provision shall be deducted as well. The residual value of an intangible asset with a finite useful life shall be assumed to be zero unless: there is a commitment by a third party to purchase the asset at the end of its useful life; or there is an active market for the asset and residual value can be determined by reference to that market; and it is probable that such a market will exist at the end of the asset’s useful life.

Intangible assets with indefinite useful lives shall not be amortised. The Company reassesses the useful lives of those assets at every year end. If there is evidence to indicate that the useful lives of those assets become finite, the useful lives shall be estimated and the intangible assets shall be amortised systematically and reasonably within the estimated useful lives.

28

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(c) Criteria of classifying expenditures on internal research and development projects into research phase and development phase

Preparation activities related to materials and other relevant aspects undertaken by the Company for the purpose of further development shall be treated as research phase.

Expenditures incurred during the research phase of internal research and development projects shall be recognised in profit or loss when incurred.

Development activities after the research phase of the Company shall be treated as development phase.

(d) Criteria for capitalization of qualifying expenditures during the development phase

Expenditures arising from development phase on internal research and development projects shall be recognised as intangible assets only if all of the following conditions have been met:

(i) Technical feasibility of completing the intangible assets so that they will be available for use or sale;

(ii) Its intention to complete the intangible asset and use or sell it;

(iii) The method that the intangible assets generate economic benefits, including the Company can demonstrate the existence of a market for the output of the intangible assets or the intangible assets themselves or, if it is to be used internally, the usefulness of the intangible assets;

(iv) The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

(v) Its ability to measure reliably the expenditure attributable to the intangible asset.

3.12 Impairment of Long-Term Assets

Impairment loss of long-term equity investment in associates and joint ventures (excluding inventories, investment properties measured at fair value, deferred tax assets, financial assets), shall be determined according to following method:

The Company shall assess at the end of each reporting period whether there is any indication that an asset may be impaired. If any such indication exists, the Company shall estimate the recoverable amount of the asset and test for impairment. Irrespective of whether there is any indication of impairment, the Company shall test for impairment of goodwill acquired in a business combination, intangible assets with an indefinite useful life or intangible assets not yet available for use annually.

The recoverable amounts of the long-term assets are the higher of their fair values less costs to dispose and the present values of the estimated future cash flows of the long term assets. Tile Company estimate the recoverable amounts on an individual basis. If it is difficult to estimate the recoverable amount of the individual asset, the Company estimates the recoverable amount of the groups of assets that the individual asset belongs to. Identification of a group of asset is based on whether the cash inflows from it are largely independent of the cash inflows from other assets or groups of assets.

29

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

If, and only if, the recoverable amount of an asset or a group of assets is less than its carrying amount, the carrying amount of the asset shall be reduced to its recoverable amount and the provision for impairment loss shall be recognised accordingly.

For the purpose of impairment testing, goodwill acquired in a business combination shall, from the acquisition date, be allocated to relevant group of assets based on reasonable method; if it is difficult to allocate to relevant group of assets, good will shall be allocated to relevant combination of asset groups. The relevant group of assets or combination of asset groups is a group of assets or combination of asset groups that is benefit from the synergies of the business combination and is not larger than the reporting segment determined by the Company.

When test for impairment, if there is an indication that relevant group of assets or combination of asset groups may be impaired, impairment testing for group of assets or combination of asset groups excluding goodwill shall be conducted first, and the recoverable amount shall be then calculated and the impairment loss shall be recognised accordingly. Then the group of assets or combination of asset groups including goodwill shall be tested for impairment, by comparing the carrying amount with its recoverable amount. If the recoverable amount is less than the carrying amount, the Company shall recognise the impairment loss.

The mentioned impairment loss will not be reversed in subsequent accounting period once it had been recognised.

3.13 Long-term Deferred Expenses

Long-term deferred expenses are various expenses already incurred, which shall be amortised over current and subsequent periods with the amortisation period exceeding one year.

Long-term deferred expenses are evenly amortised over the beneficial period and the amortised period for each expense are as following:

Item	Amortisation period
Improvement expenditure of fixed assets under lease	5 years

3.14 Employee Benefits

Employee benefits refer to all forms of consideration or compensation given by the Company in exchange for service rendered by employees or for the termination of employment relationship. Employee benefits include short-term employee benefits, post-employment benefits, termination benefits and other long-term employee benefits, Benefits provided to an employee’s spouse, children, dependents, family members of decreased employees, or other beneficiaries are also employee benefits.

According to liquidity, employee benefits are presented in the statement of financial position as “Employee benefits payable” and “Long-term employee benefits payable”.

30

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(a) Short-term employee benefits

(i) Employee basic salary (salary, bonus, allowance, subsidy)

The Company recognises, in the accounting period in which an employee provides service, actually occurred short-term employee benefits as a liability, with a corresponding charge to current profit except for those recognised as capital expenditure based on the requirement of accounting standards.

(ii) Employee welfare

The Company shall recognise the employee welfare based on actual amount when incurred into current profit or loss or related capital expenditure. Employee welfare shall be measured at fair value as it is a non-monetary benefits.

(iii) Social insurance such as medical insurance, work injury insurance and maternity insurance, housing funds, labor union fund and employee education fund

Payments made by the Company of social insurance for employees, such as medical insurance, work injury insurance and maternity insurance, payments of housing funds, and labor union fund and employee education fund accrued in accordance with relevant requirements, in the accounting period in which employees provide services, is calculated according to required accrual bases and accrual ratio in determining the amount of employee benefits and the related liabilities, which shall be recognised in current profit or loss or the cost of relevant asset.

(b) Post-employment benefits

Defined contribution plans

The Company shall recognise, in the accounting period in which an employee provides service, the contribution payable to a defined contribution plan as a liability, with a corresponding charge to the current profit or loss or the cost of a relevant asset.

When contributions to a defined contribution plan are not expected to be settled wholly before twelve months after the end of the annual reporting period in which the employees render the related service, they shall be discounted using relevant discount rate (market yields at the end of the reporting period on high quality corporate bonds in active market or government bonds with the currency and term which shall be consistent with the currency and estimated term of the defined contribution obligations) to measure employee benefits payable.

31

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(c) Termination benefits

The Company providing termination benefits to employees shall recognise an employee benefits liability for termination benefits, with a corresponding charge to the profit or loss of the reporting period, at the earlier of the following dates:

(i) When the Company cannot unilaterally withdraw the offer of termination benefits because of an employment termination plan or a curtailment proposal.

(ii) When the Company recognises costs or expenses related to a restructuring that involves the payment of termination benefits.

If the termination benefits are not expected to be settled wholly before twelve months after the end of the annual reporting period, the Company shall discount the termination benefits using relevant discount rate (market yields at the end of the reporting period on high quality corporate bonds in active market or government bonds with the currency and term which shall be consistent with the currency and estimated term of the defined benefit obligations) to measure the employee benefits.

3.15 Revenue

(a) General Principle

Revenue is defined as the gross inflow of economic benefits arising in the course of the ordinary activities of the Company when those inflows result in the increases in shareholders’ equity, other than increases relating to contributions from shareholders.

The Company shall recognise revenue when it satisfies a performance obligation in the contract as the customer obtains control of a good or service. Control of a good or service refers to the ability to direct the use of, and obtain substantially all of the remaining economic benefits from, the good or service.

When the contract has two or more obligation performances, the Company shall allocate the transaction price to each performance obligation in proportion to a relative stand-alone selling price at contract inception of the promised good or service underlying each performance obligation in the contract and recognize revenue based on the transaction price allocated to each performance obligation.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties. When determining the transaction price of the contract, if the contract includes a variable consideration, the Company shall determine the best estimate of the variable consideration based on the expected value or the most likely amount and include in the transaction price only to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is subsequently resolved. If the contract contains a significant financing component, the Company shall determine the transaction price at an amount that reflects the price that a customer would have paid for the promised goods or services if the customer had paid cash for those goods or services when (or as) they transfer to the customer. The difference between the transaction price and the promised consideration shall be amortised using the effective interest method within the contract period. The Company need not consider the effects of a significant financing component if the period between when the Company transfers control of a good or service to a customer and when the customer pays for that good or service will be one year or less.

32

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

The Company satisfies a performance obligation over time, if one of the following criteria is met; otherwise a performance obligation is satisfied at a point in time:

(i) the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;

(ii) the Company’s performance creates or enhances an asset (for example, work in progress) that the customer controls as the asset is created or enhanced;

(iii) the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

For each performance obligation satisfied over time, the Company shall recognise revenue over time by measuring the progress towards complete satisfaction of that performance obligation, unless those progress cannot be reasonably measured. The Company measures the progress of a performance obligation for the service rendered using input methods (or output methods). In some circumstances, the Company cannot be able to reasonably measure the progress of a performance obligation, but the Company expects to recover the costs incurred in satisfying the performance obligation. In those circumstances, the Company shall recognise revenue only to the extent of the costs incurred until such time that it can reasonably measure the progress of the performance obligation.

The Company shall recognise revenue at the point in which a customer obtains control of a promised good or service if a performance obligation is satisfied at a point in time. To determine the point in time at which a customer obtains control of a promised good or service, the Company shall consider indicators of the transfer of control, which include, but are not limited to, the followings:

(i) The Company has a present right to payment for the good or service - a customer is presently obliged to pay for the good or service;

33

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(ii) The Company has transferred legal title of an asset to a customer - the customer has legal title to the asset;

(iii) The Company has transferred physical possession of an asset to a customer - the customer has physical possession of the asset;

(iv) The Company has transferred the significant risks and rewards of ownership of the asset to a customer - the customer has the significant risks and rewards of ownership of the asset;

(b) Specific Method

Revenue recognition methods of the Company are as follows:

(a) If the labor service provided by the company starts and is completed in the same fiscal year, the realization of operating income is confirmed when the labor service has been provided, the price is received, or evidence of the price is obtained; the start and completion of the labor service belong to different accounting years , When the total revenue of the labor service contract and the completion degree of the labor service can be reliably determined, the price related to the transaction can flow in, and the cost incurred and the cost to be incurred to complete the labor seivice can be reliably measured, the operating income is recognized by the percentage of completion method. The realization of long-term contract projects when the contract results can be reasonably foreseen, the realization of operating income shall be confirmed according to the percentage method of the progress of the completed project at the time of closing; otherwise, the income shall be confirmed according to the amount of labor cost that has occurred and is expected to be compensated.

(b) To provide other people with the use of the intangible assets of the enterprise and other receivable royalties income, calculate and confirm the realization of operating income according to the charging time and method stipulated in the relevant contracts and agreements.

3.16 Government Grants

(a) Recognition of government grants

A government grant shall not be recgonised until there is reasonable assurance that:

(i) The Company will comply with the conditions attaching to them; and

(ii) The grants will be received.

34

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(b) Measurement of government grants

Monetary grants from the government shall be measured at amount received or receivable, and non-monetary grants from the government shall be measured at their fair value or at a nominal value of RMB 1.00 when reliable fair value is not available.

(c) Accounting for government grants

(i) Government grants related to assets

Government grants pertinent to assets mean the government grants that are obtained by the Company used for purchase or construction, or forming the long-term assets by other ways. Government grants pertinent to assets shall be recognised as deferred income, and should be recognised in profit or loss on a systematic basis over the usefil lives of the relevant assets. Grants measured at their nominal value shall be directly recognised in profit or loss of the period when the grants are received. When the relevant assets are sold, transferred, written off or damaged before the assets are terminated, the remaining deferred income shall be transferred into profit or loss of the period of disposing relevant assets.

(ii) Government grants related to income

Government grants other than related to assets are classified as government grants related to income. Government grants related to income are accounted for in accordance with the following principles:

If the government grants related to income are used to compensate the enterprise’s relevant expenses or losses in future periods, such government grants shall be recognised as deferred income and included into profit or loss (or write down related expenses) in the same period as the relevant expenses or losses are recognised;

If the government grants related to income are used to compensate the enterprise’s relevant expenses or losses incurred, such government grants are directly recognised into current profit or loss (or write down related expenses).

For government grants comprised of part related to assets as well as part related to income, each part is accounted for separately; if it is difficult to identify different part, the government grants are accounted for as government grants related to income as a whole.

Government grants related to daily operation activities are recognised in other income (or write down related expenses) in accordance with the nature of the activities, and government grants irrelevant to daily operation activities are recognised in non-operating income.

35

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

3.17 Leases

(a) Identifying a lease

At inception of a contract, the Company shall assess whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of one or more identified assets for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset for a period of time, the Company shall assess whether, throughout the period of use, the customer has the right to obtain substantially all of the economic benefits from use of the identified asset and to direct the use of the identified asset.

(b) Identifying a separate lease component

When a contract includes more than one separate lease components, the Company shall separate components of the contract and account for each lease component separately. The right to use an underlying asset is a separate lease component if both conditions have been satisfied; (i) the lessee can benefit from use of the underlying asset either on its own or together with other resources that are readily available to the lessee; (ii) the underlying asset is neither highly dependent on, nor highly interrelated with, the other underlying assets in the contract.

(c) The Company as a lessee

At the commencement date, the Company identifies the lease that has a lease term of 12 months or less and does not contain a purchase option as a short-term lease. A lease qualifies as a lease of a low-value asset if the nature of the asset is such that, when new, the asset is typically of low value. If the Company subleases an asset, or expects to sublease an asset, the head lease does not qualify as a lease of a low-value asset.

For XX asset included in short-term leases or leases for which the underlying asset is of low value/ all the short-term leases or leases for which the underlying asset is of low value, the Company shall recognise the lease payments associated with those leases as cost of relevant asset or expenses in current profit or loss on a straight-line basis /units of production method (or other systematic and rational basis) over the lease term.

Except for the election of simple treatment as short-term lease or lease of a low-value asset as mentioned above, at the commencement date, the Company shall recognise a right-of-use asset and a lease liability.

(i) Right-of-use asset

A right-of-use asset is an asset that represents a lessee’s right to use an underlying asset for the lease term.

36

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

At the commencement date, the Company shall initially measure the right-of-use asset at cost. The cost of the right-of-use asset shall comprise:

●	the amount of the initial measurement of the lease liability;

●	any lease payments made at or before the commencement date, less any lease incentives received;

●	any initial direct costs incurred by the lessee; and

●	an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. The Company recognises and measures the cost in accordance with the recognition criteria and measurement method for estimated liabilities, details please refer to Notes 3,28. Those costs incurred to produce inventories shall be included in the cost of inventories.

The right-of-use asset shall be depreciated according to the categories using straight - line method (or units of production method, double declining balance method and sum of the years digit method). If it is reasonably certain that the ownership of the underlying asset shall be transferred to the lessee by the end of the lease term, the depreciation rate shall be determined based on the classification of the right-of- use asset and estimated residual value rate from the commencement date to the end of the useful life of the underlying asset. Otherwise, the depreciation rate shall be determined based on the classification of the right-of-use asset from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

The depreciation method, estimated usef.il life, residual rates and annual depreciation rates which are determined according to the categories of right-of-use asset are listed as followings:

Category	Depreciation method	Estimated useful life (year)	Residualrates (%)	Annual depreciation rates (%)
Buildings	Straight Line Method	depend on the contract	0	20-100

(ii) Lease liability

At the commencement date, the lease liability shall be measured at the present value of the lease payments that are not paid at that date. The lease payments included in the measurement of the lease liability comprise the following 5 items:

●	fixed payments and in-substance fixed payments, less any lease incentives receivable;

●	variable lease payments that depend on an index or a rate;

●	the exercise price of a purchase option if the lessee is reasonably certain to exercise that option;

●	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease;

●	amounts expected to be payable by the lessee under residual value guarantees.

37

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

In order to calculate the present value of the lease payments, interest rate implicit in the lease shall be used as the discount rate. If that rate cannot be readily determined, the Company shall use the incremental borrowing rate. The difference between the lease payments and its present value shall be recognised as unrecognised financing charges, calculated bases on the discount rate of the present value of the lease payments in each period within the lease term and recorded as interest expense in current profit or loss. Variable lease payments not included in the measurement of lease liabilities shall be recognised in current profit or loss when incurred.

After the commencement date, the Company shall remeasure the lease liability based on the revised present value of the lease payments and adjust the carrying amount of the right-of-use asset if there is a change in the in-substance fixed payments, or change in the amounts expected to be payable under a residual value guarantee, or change in an index or a rate used to determine lease payments, or change in the assessment or exercising of an option to purchase the underlying asset, or an option to extend or terminate the lease.

(d) Lease modifications

(i) A lease modification accounted for as a separate lease

The Company shall account for a modification to a lease as a separate lease, if both:

●	the modification increases the scope of the lease by adding the right to use one or more underlying assets; and

●	the consideration for the lease increases by an amount commensurate with the stand-alone price for the increase in scope.

(ii) A lease modification not accounted for as a separate lease

The Company as a lessee

At the effective date of the lease modification, the Company shall redetermine the lease term of the modified lease and remeasure the lease liability by discounting the revised lease payments using a revised discount rate. The revised discount rate is determined as the interest rate implicit in the lease for the remainder of the lease term, if that rate can be readily determined, or the incremental borrowing rate at the effective date of the modification, if the interest rate implicit in the lease cannot be readily determined.

38

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

The Company shall account for the remeasurement of the lease liability by:

●	decreasing the carrying amount of the right-of-use asset to reflect the partial or full termination of the lease for lease modifications that decrease the scope of the lease or shorten the lease term. The Company shall recognise in profit or loss any gain or loss relating to the partial or full termination of the lease.

●	Making a corresponding adjustment to the carrying amount of the right-of-use asset for all other lease modifications.

3.18 Changes in Significant Accounting Policies and Accounting Estimates

(a) Changes in accounting polices

The Company has no significant changes in accounting policies for the reporting period.

(b) Significant changes in accounting estimates

The Company has no significant changes in accounting estimates for the reporting period.

4. TAXATION

4.1 Major Categories of Tax and Tax Rates Applicable to the Company

Categories of tax	Basis of tax assessment	Tax rate
Value added tax (VAT)	Output VATs are calculated and paid on taxable revenues at a tax rate of 6%, and VATs are paid at the net amounts after deducting input VATs for the reporting period	6%
Urban maintenance and construction tax	Urban maintenance and construction taxes are paid on turnover taxes	7%
Educational surcharge	Educational surtaxes are paid on turnover taxes	l%-3%
Enterprise income tax	Enterprise income taxes are paid on taxable profits	25%

39

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.1 Cash and Cash Equivalents

Items	October 31, 2022	December 31, 2021
Cash on hand	2,870.75	2,451.23
Cash in bank	1,859,347.29	3,898,694.72
Total	1,862,218.04	3,901,145.95

5.2 Accounts Receivable

(a) Accounts receivable by aging

Aging	October 31, 2022	December 31, 2021
Within 1 year	6,611,998.66	13,648,973.22
Over 1 years	-	12,472.14
Subtotal	6,611,998.66	13,661,445.36
Less: provision for bad debt	-	-
Total	6,611,998.66	13,661,445.36

(b) Top five closing balances by entity

Entity name	Balance as at October 31, 2022	Proportion of the balance to the total accounts receivable (%)	Provision for bad debt
TGF Unique Limited	1,311,146.53	19.83	-
Unique Logistics Inti (south China) Ltd- Guangzhou Branch	979,616.68	14.82	-
ULI (south China) Limited	721,849.76	10.92	-
Reach Win International Logistics Ltd	650,075.14	9.83	-
Cargo-partner Logistics (china) Limited	387,283.28	5.86	-
Total	4,049,971.39	61.25	-

5.3 Advances to Suppliers

Advances to suppliers by aging

	October 31, 2022		December 31, 2021
Aging	Amount	Proportion (%)	Amount	Proportion (%)
Within 1 year	4,053.74	77.66	3,651.57	51.06
Over 1 years	1,166.03	22.34	3,500.24	48.94
Total	5,219.77	100.00	7,151.81	100.00

40

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.4 Other Receivables

(a) Other receivables by category

Items	October 31, 2022	December 31, 2021
Interest receivable	-	-
Dividend receivable	-	-
Other receivables*	1,448,504.49	808,483.00
Total	1,448,504.49	808,483.00

(b) Other Receivables

(i) Other receivables by aging

Aging	October 31, 2022	December 31, 2021
Within 1 year	919,337.15	518,019.13
Over 1 years	529,167.34	290,463.87
Subtotal	1,448,504.49	808,483.00
Less: provision for bad debt	-	-
Total	1,448,504.49	808,483.00

(ii) Other receivables by nature

Nature	October 31, 2022	December 31, 2021
Deposit	1,058,860.74	707,881.21
Others	389,643.75	100,601.79
Subtotal	1,448,504.49	808,483.00
Less: provision for bad debt	-	-
Total	1,448,504.49	808,483.00

5.5 Other Current Assets

Items	October 31, 2022	December 31, 2021
Prepaid corporate income tax	642.79	-

41

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.6 Long-term Equity Investments

		Changes during the reporting period
Investees	December 31, 2021	Increase during the reporting period	Decrease during the reporting period	Gains /(losses) on investments under the equity method	Adjustments of other comprehensive income	Changes in other equity
I. Subsidiary
Across Logistics (Shenzhen) Limited	94,107.60	-	-	-	-	-
II. Joint venture
Uniquom International Logistics Co., Ltd.	78,423.00	-	-	-	-	-
Total	172,530.60	-	-	-	-	-

(Continued)

	Changes during the reporting period
Investees	Declaration of cash dividends or distribution of profit	Provision for impairment	Exchange rate difference	October 31, 2022	Provision for impairment at October 31, 2022
I. Subsidiary
Across Logistics (Shenzhen) Limited	-	-	-10,504.80	-	83,602.80
II. Joint venture
Uniquom International Logistics Co., Ltd.	-	-	-8,754.00	-	69,669.00
Total	-	-	-19,258.80	-	153,271.80

42

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.7 Fixed Assets

(a) Fixed assets by category

Items	October 31, 2022	December 31, 2021
Fixed assets	118,960.09	135,572.49
Disposal of fixed assets	-	-
Total	118,960.09	135,572.49

(b) Fixed assets

(c) General information of fixed assets

Items	Office equipment	Motor Vehicle	Furniture and Fixtures	Total
Initial cost:
Balance as at December 31, 2021	78,138.21	118,908.19	9,241.84	206,288.24
Increase during the reporting period
(i) Acquisition	9,801.02	-	17,438.64	27,239.66
Decrease during the reporting period
(i) Disposal	1,894.80	-	-	1,894.80
Exchange rate difference	-9,285.36	-13,273.17	-2,273.76	-24,832.29
Balance as at October 31, 2022	76,759.07	105,635.02	24,406.72	206,800.81
Accumulated depreciation:
Balance as at December 31, 2021	44,439.67	20,646.05	5,630.03	70,715.75
Increase during the reporting period
(i) Provision	7,815.90	17,010.16	3,653.83	28,479.89
Decrease during the reporting period
(i) Disposal	1,542.53	-	-	1,542.53
Exchange rate difference	-5,407.44	-3,516.24	-888.71	-9,812.39
Balance as at October 31, 2022	45,305.60	34,139.97	8,395.15	87,840.72
Provision for impairment:
Balance as at December 31, 2021	-	-	-	-
Balance as at October 31, 2022	-	-	-	-

43

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Items	Office equipment	Motor Vehicle	Furniture and Fixtures	Total
Carrying amount:
Balance as at October 31, 2022	31,453.47	71,495.05	16,011.57	118,960.09
Balance as at December 31, 2021	33,698.54	98,262.14	3,611.81	135,572.49

5.8 Right-of use Assets

Items	Buildings and constructions
Initial cost:
Balance as at December 31,2021	1,065,682.11
Increase during the reporting period	55,450.37
Decrease during the reporting period	-
Exchange rate difference	-122,906.86
Balance as at October 31, 2022	998,225.62
Accumulated depreciation:
Balance as at December 31,2021	458,786.99
Increase during the reporting period	217,115.91
Decrease during the reporting period	-
Exchange rate difference	-66,677.15
Balance as at October 31,2022	609,225.75
Provision for impairment:
Balance as at December 31, 2021	-
Balance as at October 31,2022	-
Carrying amount:
Balance as at October 31, 2022	388,999.87
Balance as at December 31,2021	606,895.12

44

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.9 Intangible Assets

General information of intangible assets

Items	Software
Initial cost;
Balance as at December 31, 2021	6,738.11
Increase during the reporting period	-
Decrease during the reporting period	-
Exchange rate difference	-752.15
Balance as at December 31, 2021	5,985.96
Accumulated amortisation:
Balance as at December 31,2021	5,025.95
Increase during the reporting period
(i) Provision	767.17
Decrease during the reporting period	-
Exchange rate difference	-615.67
Balance as at October 31, 2022	5,177.45
Provision for impairment:
Balance as at December 31, 2021	-
Balance as at October 31, 2022	-
Carrying amount:
Balance as at October 31, 2022	808.51
Balance as at December 31, 2021	1,712.16

5,10 Long-term Deferred Expenses

			Decrease during the reporting period
Items	December 31, 2021	Increase during the reporting period	Amortisation	Exchange rate difference	October 31, 2022
Improvement expenditure of fixed assets under lease.	22,854.77	59,859.58	31,031.10	4,604.58	47,078.67

45

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.11 Accounts Payable Accounts payable by nature

Items	October 31, 2022	December 31, 2021
Payables for services	3,564,648.46	10,541,902.29

5.12 Advances from Customers

Details of advances from customers

Items	October 31, 2022	December 31, 2021
Temporary receipt	364,352.27	1,228,644.81

5.13 Employee Benefits Payable

(a) Details of employee benefits payable

Items	December 31, 2021	Increase during the reporting period	Decrease during the reporting period	Exchange rate different	October 31, 2022
Short-term employee benefits	293,089.00	1,338,553.45	1,429,348.53	-26,248.97	176,044.95
Post-employment benefits- defmed contribution plans	-	119,572,45	119,572.45	-	-
Total	293,089.00	1,458,125.90	1,548,920.98	-26,248.97	176,044.95

(b) Short-term employee benefits

Items	December 31, 2021	Increase during the reporting period	Decrease during the reporting period	Exchange rate different	October 31, 2022
Salaries, bonuses, allowances and subsidies	293,089.00	1,208,232.78	1,299,027.86	-26,248.97	176,044.95
Employee benefits	-	22,327.60	22,327.60	-	-
Social insurance
Health insurance	-	43,243,85	43,243.85	-	-
Injury insurance	-	2,440.70	2,440.70	-	-
Birth insurance	-	4,708.75	4,708.75	-	-
Housing accumulation	-	55,395.02	55,395.02	-	-

46

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Items	December 31, 2021	Increase during the reporting period	Decrease during the reporting period	Exchange rate different	October 31, 2022
fund
Labour union funds and employee education funds	-	2,204.75	2,204.75	-	-
Total	293,089.00	1,338,553.45	1,429,348.53	-26,248.97	176,044.95

(c) Defined contribution plans

Items	December 31, 2021	Increase during the reporting period	Decrease during the reporting period	Exchange rate different	October 31, 2022
Post-employment benefits:
1. Basic endowment insurance	-	117,077.58	117,077.58	-	-
2. Unemployment insurance	-	2,494.87	2,494.87	-	-
Total	-	119,572.45	119,572.45	-	-

5.14 Taxes Payable

Items	October 31, 2022	December 31, 2021
Enterprise income tax	8,655.98	196,582.97
Value added tax (VAT)	407.68	14,031.58
Individual income tax	365.19	9,347.98
City construction tax	28.54	1,038.14
Educational surcharge	12.23	444.92
Local Educational surcharge	8.15	296.61
Total	9,477.77	221,742.20

5.15 Other Payables

(a) Other payables by category

Items	October 31, 2022	December 31, 2021
Interest payable	-	-
Dividend payable	-	-
Other payables	787,192.43	1,102,753.02
Total	787,192.43	1,102,753.02

47

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

(b) Other payables by nature

Items	October 31, 2022	December 31, 2021
Deposit	309,191.02	597,438.96
Other payables due to related parties.	3,052.70	19,240.61
Others	474,948.71	486,073.45
Total	787,192.43	1,102,753.02

5.16 Non-current Liabilities Maturing within One Year

Items	October 31, 2022	December 31, 2021
Lease liabilities due within one year	190,942.90	255,996.24

5.17 Lease liabilities

Items	October 31, 2022	December 31, 2021
Lease payments	406,268.72	634,298.25
Less: Unrealised finance expenses	11,495.14	22,610.86
Exchange rate difference	271.26
Subtotal	394,502.32	611,687.39
Less: lease liabilities due within one	190,942.90	255,996.24
year
Total	203,559.42	355,691.15

5.18 Share Capital

		Changes during the reporting period (+,-)
Investor	December 31, 2021	New issues	Bonus issues	Capitalisation of reserves	Others	Subtotal	October 31, 2022
Unique Logistics International (H.K.) Limited	2,190,978.27	-	-	-	-	-	2,190,978.27

48

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.19 Other Comprehensive Income

Items	December 31, 2021	Increase during the reporting period	Decrease during the reporting period	October 31, 2022
Differences arising from the translation of foreign currency financial statements	461,925.34	-	640,949.60	-179,024.26

5.20 Surplus Reserves

Items	December 31, 2021	Increase during the reporting period	Decrease during the reporting period	October 31, 2022
Statutory surplus reserves	347,659.98	-	-	347,659.98

Note: Pursuant to the Company Law of the People’s Republic of China and Articles of Association, the Company appropriates 10% of net profit to the statutory surplus reserves.

5.21 Retained Earnings

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Balance at the beginning of the reporting period	2,317,408.96	1,956,201.20
Add: net profit attributable to the owner of the parent company for the reporting period	664,461.54	969,217.76
Less: Transfer to statutoiy surplus reserves	-	96,921.78
Dividend	-	503,616.75
Changes in accounting policies	-	7,471.47
Balance as at the end of the reporting period	2,981,870.50	2,317,408.96

5.22 Revenue and Cost of Sales

	Ten months ended 31 October, 2022		Ten months ended 31 October, 2021
Items	Revenue	Costs of sales	Revenue	Costs of sales
Principal activities	58,397,954.87	56,023,580.08	61,428,007.51	59,045,364.37
Other activities	21,989.17	-	751.02	-
Total	58,419,944.04	56,023,580.08	61,428,758.53	59,045,364.37

49

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.23 Taxes and Surcharges

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Educational surcharge	1,701.39	3,496.65
Local educational surcharge	729.17	1,498.57
Resource tax	486.11	999.04
Property tax	334.43	-
Stamp duty	226.55	-
Total	3,477.65	5,994.26

5.24 Selling and Distribution Expenses

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Entertainment	53,350.90	54,698.70
Travel	19,777.89	20,161.39
Advertisement and promotion	1,364.59	2,111.20
Total	74,493.38	76,971.29

5.25 General and Administrative Expenses

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Payroll expenses	1,458,125.90	1,226,168.98
Depreciation of right-of-use assets	217,115.91	-
CW System Fees	71,506.26	50,985.48
Group Fees	47,862.25	47,534.80
Postal and telecommunications and network charges	42,766.82	46,052.48
Renovation costs	31,031.10	37,182.38
Short-term lease expenses	29,111.63	167,422.07
Depreciation of fixed assets	28,479.89	21,433.69
Utilities and property management	28,180.45	23,243.59
Office expenses	24,732.11	43,654.68
Other	71,638.11	68,420.03
Total	2,050,550.43	1,732,098.18

50

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.26 Finance Costs

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Interest expenses	11,495.14	-
Including; Interest expenses for lease liabilities	11,495.14	-
Less: Interest income	3,110.89	3,139.04
Net interest expenses	8,384.25	-3,139.04
Foreign exchange losses
Less: Foreign exchange gains	537,282.48	-24,764.62
Net foreign exchange losses	-537,282.48	24,764.62
Bank charges	14,583.48	14,181.19
Total	-514,314.75	35,806.77

5.27 Other Income

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021	Related to assets /income
Government grant recognised in other income	98,688.42	274,300.55	Related to income
Including: Government grant directly recognised in current profit or loss (related to income)	98,688.42	274,300.55

5.28 Credit Impairment Losses

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Bad debt of accounts receivable	-	-3,964.73

5.29 Gains/ (losses) from Disposal of Assets

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Gains/(losses) from disposal of fixed assets, construction in progress, productive biological assets and intangible assets not classified as held for sale	-	4,683.13
Including: Fixed assets	-	4,683.13

51

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

5.30 Non-operating Income

Details of non-operating income

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021	Recognised in current extraordinary gains and losses
Others	11.30	751.02	11.30

5.31 Non-operating Expenses

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021	Recognised in current extraordinary gains and losses
Loss from damage or scrapping of non-current assets	352.27	1,243.66	352.27
Others	21.42	-	21.42
Total	373.69	1,243.66	373.69

5.32 Income Tax Expenses

Items	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Current tax expenses	216,021.74	186,412.97

5.33 Supplementary Information to the Statement of Cash Flows

Supplementary information to the statement of cash flows

Supplementary information	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
(i) Adjustments of net profit to cash flows from operating activities:
Net profit	664,461.54	620,637.01
Depreciation of fixed assets, Investment Properties ,oil and gas asset and productive biological assets	28,479.89	21,433.69
Depreciation of right to use assets	217,115.91	-
Amortisation of intangible assets	767.17	861.76
Amortisation of long-term deferred expenses	31,031.10	37,182.38
Losses /(gains) on disposal of fixed assets, intangible assets and other long-term assets	-	-4,683.13
Losses /(gains) on scrapping of fixed assets	352.27	1,243.66

52

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Supplementary information	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Finance costs /(income)	11,495.14	-
Decreases /(increases) in operating receivables	6,410,714.46	-7,878,605.14
Increases /(decreases) in operating payables	-8,677,282.38	9,545,750.49
Others
Net cash flows from operating activities	-1,312,864.90	2,343,820.72
(ii) Significant investing and financing activities not involving cash receipts and payments
(iii) Net increases in cash and cash equivalents:
Cash at the end of the reporting period	1,862,218.04	3,483,386.92
Less: Cash at the beginning of the reporting period	3,901,145.95	1,097,243.09
Add: Cash equivalents at the end of the reporting period	-	-
Less: Cash equivalents at the beginning of the reporting period	-	-
Net increase in cash and cash equivalents	-2,038,927.91	2,386,143.83

5.34 Government Grants

Government grants related to income

			Recognised in current profit or loss or directly as deduct of related cost		Presented items that recognised
Items	Amount	Items presented in the statement of financial position	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021	in current profit or loss or directly as deduct of related cost
Funding to enhance air capacity and airport cargo gathering capacity received from the transport authority	40,029.40	Other Income	40,029.40	-	-
Airport cargo terminal passing fee subsidy	31,757.31	Other Income	31,757.31	221,418.98	-
4a recognition award received from industry and information	19,175.47	Other Income	19,175.47	44,840.86	-

53

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

			Recognised in current profit or loss or directly as deduct of related cost		Presented items that recognised
Items	Amount	Items presented in the statement of financial position	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021	in current profit or loss or directly as deduct of related cost technology bureau
Others	7,726.24	Other Income	7,726.24	8,040.71	-

5.35 Leases

The Company as a lessee

Items	Ten months ended 31 October, 2022
Expenses for lease of low value asset (except for short-term lease) under simplified method	29,111.63
Interest expense of lease liabilities	11,495.14
Cash outflows related to leases	259,473.99

6. RELATED PARTIES AND RELATED PARTY TRANSACTIONS

Recognition of related parties: The Company has control or joint control of, or exercise significant influence over another party; or the Company and another party are controlled or jointly controlled by the same third party.

6.1 General Information of the Parent Company

Name of the parent	Percentage of equity interests in the Company (%)	Voting rights in the Company (%)
Unique Logistics International (H.K.) Limited	100.00	100.00

6.2 General Information of Subsidiary

Name	Relationship with the Company
Across Logistics (Shenzhen) Limited	Subsidiary
Uniquorn International Logistics Co., Ltd.	Joint venture

6.3 Other Related Parties of the Company

Name	Relationship with the Company
Uniquorn Int’l Logistics (Shenzhen) Co.,Ltd	Jointly Controlled
Across Logistics (H.K.) Limited	Jointly Controlled

54

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Name	Relationship with the Company
Asia Freight Solutions (H.K.) LTD	Jointly Controlled
China Wealth Logistics Limited	Jointly Controlled
Green Trident Logistics (Hangzhou) LTD.	Jointly Controlled
TGF Unique Limited	Jointly Controlled
ULI (North & East China) Co Ltd	Jointly Controlled
ULI (South China) Limited	Jointly Controlled
ULI International Company Limited	Jointly Controlled
Unique Freight Solutions (Thailand) Co., LTD.	Jointly Controlled
Unique Intl Logistics (M) Sdn. Bhd. - Kul	Jointly Controlled
Unique Intl Logistics (M) Sdn. Bhd. - Penang	Jointly Controlled
Unique Logistics (Korea) Co., LTD.	Jointly Controlled
Unique Logistics Holdings Limited	Jointly Controlled
Unique Logistics Holdings Limited - Gml / Oc	Jointly Controlled
Unique Logistics International (Atl) LLC	Jointly Controlled
Unique Logistics International (India) Pvt. LTD.	Jointly Controlled
Unique Logistics International (Lax) Inc.	Jointly Controlled
Unique Logistics International (NYC), LLC	Jointly Controlled
Unique Logistics International (NYC), LLC - Los Angeles Branch	Jointly Controlled
Unique Logistics International (Shanghai) Co., LTD	Jointly Controlled
Unique Logistics International (Shanghai) Co., LTD.	Jointly Controlled
Unique Logistics International (Sin) Pte. LTD.	Jointly Controlled
Unique Logistics International (Vietnam) Co., LTD.	Jointly Controlled
Unique Logistics International Philippines Inc.	Jointly Controlled
Unique Logistics Intl (India) Pvt LTD - Chennai	Jointly Controlled
Unique Logistics Intl (NYC) LLC	Jointly Controlled
Unique Logistics Intl (NYC) LLC - Houston Branch	Jointly Controlled
Unique Logistics Intl (NYC), LLC - Atlanta Branch	Jointly Controlled
Unique Logistics Intl (NYC), LLC - Boston Branch	Jointly Controlled
Unique Logistics Intl (NYC), LLC - Charlotte Branch	Jointly Controlled
Unique Logistics Intl (NYC), LLC - Chicago Branch	Jointly Controlled
Unique Logistics Intl (Shanghai) Co LTD	Jointly Controlled
Unique Logistics Intl (Shanghai) Co LTD - Qingdao	Jointly Controlled

55

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Name	Relationship with the Company
Unique Logistics Intl (Shanghai) Co LTD - Tianjin	Jointly Controlled
Unique Logistics Intl (South China) LTD-Fuzhou Branch	Jointly Controlled
Unique Logistics Intl (South China) LTD- Guangzhou Branch	Jointly Controlled
Unique Logistics Intl (South China) LTD-Xiamen Branch	Jointly Controlled
Unique Logistics Intl (Thailand) Co., LTD.	Jointly Controlled
Unique Logistics Intl (Vietnam) Co LTD	Jointly Controlled
Unique Logistics Intl (Vietnam) Co LTD Ha Noi Branch	Jointly Controlled
Unique Logistics Intl India Pvt LTD - Bangalore	Jointly Controlled

6.4 Related Party Transactions

Purchases or sales of goods, rendering or receiving of services

Purchases of goods, receiving of services:

Related parties	Nature of the transaction(s)	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Uniquorn INT’L Logistics (Shenzhen) Co.,LTD	Receiving of services	2,803,942.52	962,813.93
ULI (South China) Limited	Receiving of services	1,982,020.52	2,722,892.17
Unique Logistics Intl (South China) LTD-Guangzhou Branch	Receiving of services	624,694.61	1,556,937.10
Unique Logistics Intl (NYC), LLC - Chicago Branch	Receiving of services	361,633.77	341,145.70
Unique Logistics Intl (South China) LTD-Xiamen Branch	Receiving of services	217,430.48	89,397.68
Unique Logistics Intl (NYC), LLC - Boston Branch	Receiving of services	129,561.41	545.38
China Wealth Logistics Limited	Receiving of services	128,232.97	111,611.22
Unique Logistics International (NYC), LLC	Receiving of services	98,635.68	-
Unique Logistics INT’L (H.K.) LTD	Receiving of services	75,800.75	78,737.86
Unique Logistics Holdings Limited	Receiving of services	47,862.25	47,534.80
Unique Logistics Intl (India) Pvt LTD - Chennai	Receiving of services	38,345.96	29,630.12

56

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Related parties	Nature of the transaction(s)	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Unique Logistics International (NYC), LLC - Los Angeles Branch	Receiving of services	24,698.08	49,591.86
Unique Freight Solutions (Thailand) Co., LTD.	Receiving of services	19,898.83	27,161.21
Unique Logistics Intl (Vietnam) Co LTD Ha Noi Branch	Receiving of services	19,859.58	-
TGF Unique Limited	Receiving of services	18,848.86	-25,329.12
Unique Logistics Intl (South China) LTD-Fuzhou Branch	Receiving of services	10,452.34	18,988.94
Unique Logistics Holdings Limited - Gmt Z Oc	Receiving of services	10,007.99	7,525.10
ULI International Company Limited	Receiving of services	7,300.95	21,442.84
Across Logistics (Shenzhen) Limited	Receiving of services	4,656.11	-
Unique Intl Logistics (M) Sdn, Bhd, - Kul	Receiving of services	4,569.76	5,183.95
Unique Logistics Intl (Shanghai) Co LTD - Tianjin	Receiving of services	3,461.80	7,833.51
Unique Logistics Intl India Pvt LTD - Bangalore	Receiving of services	2,821.52	-
Unique Intl Logistics (M) Sdn. Bhd. - Penang	Receiving of services	1,711.45	2,078.18
Unique Logistics International (Sin) Pte. LTD.	Receiving of services	668.43	-
Green Trident Logistics (Hangzhou) LTD.	Receiving of services	305,15	51,149.53
Unique Logistics (Korea) Co., LTD.	Receiving of services	90.39	-
Unique Logistics Intl (Shanghai) Co LTD	Receiving of services	-	61,581.83
Unique Logistics Intl (NYC), LLC	Receiving of services	-	19,095.18
Unique Logistics Intl (Shanghai) Co LTD - Qingdao	Receiving of services	-	4,351.32
Unique Logistics International Philippines Inc.	Receiving of services	-	1,818.72
Unique Logistics Intl (Vietnam) Co LTD	Receiving of services	-	247.60

57

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Related parties	Nature of the transaction(s)	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Unique Logistics International (Vietnam) Co., LTD.	Receiving of services	-17.65	-
Unique Logistics International (Shanghai) Co., LTD	Receiving of services	-1,116.44	11,192.67

Sales of goods and rendering of services:

Related parties	Nature of the transaction(s)	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
TGF Unique Limited	Rendering of services	6,360,260.00	4,188,678.89
ULI (South China) Limited	Rendering of services	4,599,332.02	9,206,172.37
Unique Logistics Intl (South China) LTD- Guangzhou Branch	Rendering of services	4,244,527.43	4,699,428.71
Unique Logistics Intl (NYC), LLC - Chicago Branch	Rendering of services	2,303,481.52	2,041,058.31
Unique Logistics International (NYC), LLC	Rendering of services	1,946,724.93	-
Unique Logistics Intl (South China) LTD-Xiamen Branch	Rendering of services	960,901.86	2,801,316.63
Uniquorn INT’L Logistics (Shenzhen) Co., LTD	Rendering of services	665,987.20	516,853.45
Unique Logistics Intl (NYC), LLC - Charlotte Branch	Rendering of services	172,963.51	46,241.04
Unique Logistics Intl (South China) LTD-Fuzhou Branch	Rendering of services	166,228.19	38,975.73
Asia Freight Solutions (ILK.) LTD	Rendering of services	137,310.59	284,696.13
Unique Logistics International (Shanghai) Co., LTD	Rendering of services	134,345.44	43,465.97
Unique Logistics Intl (NYC) LLC	Rendering of services	68,749.43	-
Unique Logistics International (NYC), LLC - Los Angeles Branch	Rendering of services	40,844.60	68,882.07
Green Trident Logistics (Hangzhou) LTD.	Rendering of services	26,891.80	-
Unique Logistics Intl (Vietnam) Co LTD Ha Noi Branch	Rendering of services	15,496.98	-
Unique Logistics International (India) Pvt. LTD.	Rendering of services	2,908.32	-

58

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Related parties	Nature of the transaction(s) services	Ten months ended 31 October, 2022	Ten months ended 31 October, 2021
Unique Logistics International (Vietnam) Co., LTD.	Rendering of services	2,369.66	-
Unique Freight Solutions (Thailand) Co., LTD.	Rendering of services	2,035.36	-29.77
ULI International Company Limited	Rendering of services	1,368.51	3,524.81
Unique Logistics Intl (NYC) LLC - ( Houston Branch)	Rendering of sendees	238.97	-
Across Logistics (Shenzhen) Limited	Rendering of services	173.23	8,720.67
Unique Logistics Intl (NYC), LLC - Boston Branch	Rendering of services	-	509,289.41
Unique Logistics Intl (NYC), LLC	Rendering of services	-	376,147.08
Unique Logistics International (Lax) Inc.	Rendering of services	-	166,925.92
China Wealth Logistics Limited	Rendering of services	-	30,400.06
Unique Logistics Intl (NYC), LLC - Atlanta Branch	Rendering of services	-	21,310.49
Unique Logistics Intl (Vietnam) Co LTD	Rendering of services	-	10,005.76
Unique Logistics International (Atl) LLC	Rendering of services	-	8,775.63
Unique Logistics Intl (Shanghai) Co LTD	Rendering of services	-	5,920.44
Across Logistics (Shenzhen) Limited - Hangzhou Branch	Rendering of services	-	247.41
Unique Logistics International Philippines Inc.	Rendering of services	-	-29.87
Unique Intl Logistics (M) Sdn. Bhd. - Kul	Rendering of services		-29.95
Unique Intl Logistics (M) Sdn. Bhd. - Penang	Rendering of services	-	-255.05
Unique Logistics INT’L (H.K.) LTD	Rendering of services	-10,269.98	-14,604.06
Unique Logistics International (Sin) Pte. LTD.	Rendering of services	-38,066.89	-2,294.05

59

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

6.5 Receivables and Payables with Related Parties

(a) Receivables

		October 31, 2022		December 31, 2021
Items	Related parties	Book balance	Bad debt provision	Book balance	Bad debt provision
Account receivable	TGF Unique Limited	1,311,146.53	-	1,697,188.63	-
Account receivable	Unique Logistics Intl (South China) LTD-Guangzhou Branch	979,616.68	-	319,230.21	-
Account receivable	ULI (South China) Limited	721,849.76	-	1,004,228.97	-
Account receivable	Unique Logistics International (NYC), LLC	209,850.25	-	319,789.41	-
Account receivable	Uniquorn Int’L Logistics (Shenzhen) Co,,LTD	184,221.23	-	22,714.64	-
Account receivable	Unique Logistics Intl (South China) LTD-Xiamen Branch	40,304.49	-	93,005.93	-
Account receivable	Unique Logistics Intl (South China) LTD-Fuzhou Branch	33,096.18	-	31,975.55	-
Account receivable	Unique Logistics Intl (NYC), LLC - Chicago Branch	22,964.18	-	1,433,712.50	-
Account receivable	Unique Logistics Intl (NYC) LLC	10,210.40	-	77,835.54	-
Account receivable	Unique Logistics International (Shanghai) Co., LTD.	9,943.71	-	-	-
Account receivable	Unique Logistics Intl (NYC), LLC - Charlotte Branch	9,395.48	-	50,336.40	-
Account receivable	Asia Freight Solutions (H.K.)	1,691.15	-	1,125.91	-

60

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

		October 31, 2022		December 31, 2021
Items	Related parties Ltd	Book balance	Bad debt provision	Book balance	Bad debt provision
Account receivable	Unique Logistics International (Sin) Pte. LTD.	420.80	-	-	-
Account receivable	Across Logistics (Shenzhen) Limited	72.09	-	31.37	-
Account receivable	China Wealth Logistics Limited		-	62,713.84	-
Account receivable	Unique Logistics International (NYC), LLC - Los Angeles Branch		-	17,941.48	-
Account receivable	Unique Logistics Intl (Vietnam) Co LTD Ha Noi Branch	-	-	2,789.69	-
Account receivable	Unique Logistics International (Vietnam) Co., LTD.	-	-	473.46	-
Account receivable	Unique Logistics Intl (NYC), LLC - Atlanta Branch	-	-	440.93	-
Account receivable	Across Logistics (Shenzhen) Limited - Hangzhou Branch	-	-	62.74	-

(b) Payables

Items	Related parties	October 31,2022	December 31, 2021
Account Payable	Uniquorn Int’L Logistics (Shenzhen) Co.,LTD	389,502.58	302,574.33
Account Payable	Unique Logistics Intl (South China) LTD-Fuzhou Branch	158,954.73	150,751.29
Account Payable	ULI (South China) Limited	101,097.37	4,888,719.93
Account Payable	Across Logistics (H.K.) Limited	83,602.80	94,107.60
Account Payable	China Wealth Logistics Limited	23,761.64	23,417.33
Account Payable	Unique Logistics Int’L (H.K.) LTD	12,400.02	21,612.45

61

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

Items	Related parties	October 31, 2022	December 31, 2021
Account Payable	Unique Freight Solutions (Thailand) Co., LTD,	10,091.73	10,935.05
Account Payable	Unique Logistics Intl (India) Pvt Ltd - Chennai	9,461.23	12,901.69
Account Payable	Unique Logistics Intl (South China) LTD-Xiamen Branch	6,342.55	37,957.06
Account Payable	Unique Logistics Intl (South China) LTD-Guangzhou Branch	5,726.04	128,733.08
Account Payable	Unique Logistics Intl (NYC), LLC - Chicago Branch	4,962.85	301,157.19
Account Payable	Unique Logistics Intl (Vietnam) Co LTD Ha Noi Branch	4,402.41	915.19
Account Payable	TGF Unique Limited	3,162.24	18,505,74
Other Payable	Unique Logistics Holdings Limited	3,052.70	19,240.61
Account Payable	Unique Logistics International (NYC), LLC	2,770,88	5,965.03
Account Payable	Unique Logistics Holdings Limited - Gmt / Oc	2,393.91	1,182.50
Account Payable	Unique Logistics Intl India Pvt Ltd - Bangalore	1,920.23	-
Account Payable	Unique Logistics Intl (Thailand) Co., LTD.	1,132.49	-
Account Payable	ULI International Company Limited	776.39	1,000.88
Account Payable	Unique Intl Logistics (M) Sdn. Bhd. - Penang	541.16	1,334.57
Account Payable	ULI (North & East China) Co Ltd	386.95	-
Account Payable	Unique Logistics Holdings Limited	169.17	17,994.97
Account Payable	Unique Logistics International (Shanghai) Co., LTD.	-	22,874.09
Account Payable	Unique Logistics International (Sin) Pte. LTD.		2,990.25
Account Payable	Unique Inti Logistics (M) Sdn, Bhd. -Kui	-	2,736.29
Account Payable	Unique Logistics International Philippines Inc.	-	1,875.09
Account Payable	Green Trident Logistics (Hangzhou) LTD.	-	1,681.86

62

Shenzhen Unique Logistics International Limited	Notes to the Financial Statements

7. COMMITMENTS AND CONTINGENCIES

7.1 Significant Commitments

Tile nature and amount of significant commitments existing at the balance sheet date:

a) Operating lease commitments:

Minimum lease payments under non-canceiiable operating leases	October 31, 2022	December 31, 2021
Within 1 year	243,478.20	285,287.72
1-2 years	241,962.20	271,724.29
2-3 years	50,746.79	237,053.53
Above 3 years	3,232.92	50,002.76

7.2 Other commitments

As at October 31, 2022, the Company has no significant commitments need to be disclosed.

8. EVENTS AFTER THE REPORTING PERIOD

As at February 3, 2023, the Company has no (other) events after the reporting period need to be disclosed.

63

Shenzhen Unique Logistics International Limited Notes to file Financial Statements

The significant differences between Chinese Accounting Standard and U.S.GAAP as they apply to Shenzhen Unique Logistics International) Limited are as follow

●	Under PRC GAAP, there is no classification anymore whether a Lease is a Finance or Operating Lease under CAS21,

●	Under US GAAP, Leases are assessed and determined as Finance or Operating. Based on the lease agreement, the Company’s lease is an Operating

●	The subsequent accounting treatments of PRC GAAP and US GAAP are different.

Consolidated Statements of Income and Comprehensive Income

Stated in thousands of USD, except per trust unit amounts

United States Generally Accepted

Accounting Principles

	Ten months ended October 31, 2022	Ten months ended October 31, 2021
	USD	USD
Net income (loss) for the period, as reported	257	167

Adjustments:
Depreciation of ROU	22	138
Rental fee	(23)	(133)
Financial cost	1	0

Net income - U.S. GAAP	257	172

Comprehensive income - U.S. GAAP	257	172

Net Income per trust unit - U.S. GAAP	257	172
Basic	0	0
Diluted	0	0

Balance Sheets

Stated in thousands of RMB, except per trust unit amounts

The application of U.S. GAAP would have the following effect on the Balance Sheets as reported:

As at October 31,2022	As Reported	Increase (Decrease)	U.S. GAAP
	USD	USD	USD
Asset
Right-of-use assets	389	(4)	385
	389	(4)	385
Liabilities
Lease liability-current	191	(1)	190
Lease liability-noncurrent	204	(3)	201

Owners’ equity
Comprehensive income	257	0	257
	652	(4)	648

As at December 31, 2021	As Reported	lncrease (Decrease)	U.S. GAAP
	USD	USD	USD
Asset
Right-of-use assets	607	(10)	597
	607	(10)	597
Liabilities
Lease liability-current	256	35	291
Lease liability-non current	356	(44)	312

Owners’ equity
Comprehensive income	206	(1)	205
	818	(10)	808